Exhibit 10.2

AGREEMENT FOR CONSULTING SERVICES

This Consulting Services Agreement (“Agreement”) is made and entered into by and between Lawrence Hamel (“CONSULTANT”) and AcelRx Pharmaceuticals, Inc. (“ACELRX”). This Agreement shall be effective immediately following the Separation Date (as defined in the Transition Agreement and General Release (the “Transition Agreement”) entered into by and between Consultant and ACELRX) (the “Effective Date”).

W I T N E S S E T H

WHEREAS, CONSULTANT has training, expertise and prior experience in development and is in the business of providing consulting services to pharmaceutical companies on an as needed basis; and

WHEREAS, ACELRX desires to retain the services of CONSULTANT to provide the consulting services specified in this Agreement; and

WHEREAS, CONSULTANT desires to provide consulting services for the benefit of ACELRX and its related entities using his knowledge, skills, experience and abilities;

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I - SERVICES TO BE PROVIDED

A.      Nature of Services. CONSULTANT shall provide to ACELRX and/or its related entities advice and assistance with respect to the projects set forth in Exhibit A hereto (collectively, “Services”) on an as needed basis, up to a maximum of 40 hours of Services each month during the term of this Agreement.

B.      Right of Control. CONSULTANT shall have exclusive control over the means, manner, methods and processes by which the Services are performed.

C.      Non-exclusive Services. CONSULTANT may engage in such other consulting services, business and/or commercial activities, as he desires during the term of this Agreement.

ARTICLE II - COMPENSATION FOR SERVICES

A.      Fees. As payment and consideration for the Services to be provided and promises made herein by CONSULTANT, ACELRX agrees to pay CONSULTANT the amount of $174.19 for each hour of Services CONSULTANT is requested to provide and provides to ACELRX (the “Fees”). CONSULTANT shall present an invoice for the Services for the prior month by the fifth (5th) day of the month after the services are provided. ACELRX will pay the Fees within fifteen (15) calendar days after presentation of an invoice for the services by CONSULTANT, and resolution of any issues related to the invoice.

B.      Reimbursement of Authorized Expenses. ACELRX agrees to reimburse CONSULTANT for all actual out-of-pocket expenses that are necessary for the performance of CONSULTANT’s services under this Agreement, and are approved in writing in advance by ACELRX’s Chief Financial Officer or his/her designee.

C.      Tax Obligations. CONSULTANT understands and agrees that all compensation to which he is entitled under the Agreement shall be reported on an IRS Form 1099, and that he is solely responsible for all income and/or other tax obligations, if any, including but not limited to all reporting and payment obligations, if any, which may arise as a consequence of any payment under this Agreement.

D.      No Benefits. CONSULTANT understands and agrees that since during the Term of this Agreement he will not be an employee of ACELRX, he will not be entitled to any of the benefits provided to employees of ACELRX, including, but not limited to bonus plans; participation in retirement benefit plans beyond her participation during his employment by ACELRX; holidays off with pay; vacation time off with pay; paid leaves of absence of any kind; and insurance coverage of any kind, specifically including, but not limited to, medical and dental insurance, except to the extent he has elected to continue coverage under ACELRX’s insurance plans under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), workers’ compensation insurance and state disability insurance.

ARTICLE III - TERM AND TERMINATION

A.      Term of Agreement. This Agreement shall be in effect for a period of eighteen (18) months from the Effective Date (the “Term”).

B.      Termination Prior to Expiration of Term. Either party hereto may terminate this Agreement at any time without cause on thirty (30) days’ advance written notice to the other. If ACELRX terminates the Agreement without cause before the expiration of the Term, it shall pay CONSULTANT the amount he would have received for 20 hours of Services each month for the remainder of the Term. If CONSULTANT terminates the Agreement, ACELRX shall have no obligation to pay any Fees for Services after the termination is effective.

ACELRX may terminate this Agreement for cause before the expiration of the Term without any prior notice. “Cause” shall mean the commission of actions by CONSULTANT that cannot be permitted to occur because of their impact on ACELRX and/or its related entities, and the employees of those entities. Some examples of such offensives are: breach of the promises made in Article IV, below; unauthorized disclosure of confidential and/or proprietary information of the ACELRX; unauthorized charges against accounts of ACELRX or any of its affiliated entities; dishonesty; willful failure to carry out assignments; negligence; and serious misconduct of any kind. In the event that ACELRX terminates this Agreement for cause, CONSULTANT shall be paid the Fees earned through the termination date. CONSULTANT shall not receive any other payments of any kind.

This Agreement will terminate automatically without action on the part of any party hereto if the Transition Agreement does not become effective on the eighth calendar day after it has been executed by both of the parties thereto. If the Agreement is terminated in accordance with the prior sentence, ACELRX shall have no obligation to pay any Fees for Services after the termination is effective.

ARTICLE IV -- PROPRIETARY RIGHTS

A. No Impediments to Providing Consulting services. CONSULTANT represents that he is not party to any agreement with any individual or business entity, including any relating to protection of alleged trade secrets or confidential business information that would prevent him from providing the consulting services required under this Agreement or that would be violated by the providing of said services.

B. Confidential Information. CONSULTANT acknowledges that during the term of this Agreement he will have access to and learn certain confidential and proprietary information and/or trade secrets regarding the business of ACELRX and its related entities, including, but not limited to, information about ACELRX’s business plans, company finances, and the skills and qualifications of ACELRX employees (collectively, “Confidential Information”).

C. Restrictions on Use and Disclosure of Confidential Information. CONSULTANT agrees to hold all Confidential Information in trust and in the strictest of confidence, and to protect the Confidential Information from disclosure, except as required to perform the Services hereunder. CONSULTANT further agrees that he will not, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information to any third party without the prior written consent of ACELRX, which may be withheld in its absolute discretion. The promises in the Agreement to protect Confidential Information are in addition to and not in lieu of the post-employment promises in CONSULTANT’s Confidential Information and Invention Assignment Agreement from the period he was employed by ACELRX.

D. Return of Property. CONSULTANT agrees not to remove any property of ACELRX or its related entities from their premises without express written permission, and to return all such property, including computer data, written materials provided to or obtained during the term of this Agreement, customer and supplier address lists, and any other items of value at the time this Agreement is terminated.

E. No Solicitation of Customers and Vendors.   CONSULTANT further agrees that, during the term of this Agreement and for a period of one year after the termination of it, he will not directly or indirectly, either on his own behalf or on behalf of any other person or entity, use any Confidential Information to attempt to persuade or solicit any customer or vendor of ACELRX or its related entities to cease to do business or to reduce the amount of business which any such customer or vendor has customarily done or contemplates doing with them, or to expand the customer’s or vendor’s business with a competitor of ACELRX or its related entities.

F. No Solicitation of Employees and Other Consultants. CONSULTANT further agrees, that during the term of this Agreement and for a period of one year after its termination, he will not directly or indirectly, either on his own behalf or on behalf of any other person or entity, attempt to persuade or solicit any person who is an employee or consultant of ACELRX or its related entities to terminate such employment or consulting relationship. In addition, CONSULTANT agrees that after the termination of this Agreement he will not seek to obtain or misappropriate any of the Confidential Information of ACELRX or its related entities from any of their current or former employees and consultants.

G. Violations. CONSULTANT agrees that ACELRX and its related entities would be irreparably harmed by any actual or threatened violation of the promises in this Article IV, and therefore, that, in addition to other remedies, ACELRX and its related entities will be entitled to an injunction prohibiting CONSULTANT from committing any such violations.

ARTICLE V -- MISCELLANEOUS PROVISIONS

A. Independent Contractor Status. CONSULTANT understands and agrees that he is an independent contractor and not an employee of ACELRX and that he shall not become an employee of ACELRX by virtue of the performance of the services called for under this Agreement.

B. Subconsultants and Other Consultants. CONSULTANT is not authorized to engage the services of subconsultants, vendors or other consultants on behalf of ACELRX or its related entities, unless he has obtained written authorization from ACELRX to do so in advance. To the extent such advance authorization has been obtained, ACELRX will pay for the services provided by such subconsultants, vendors and/or other consultants.

D. Employees. To the extent CONSULTANT has any employees as of the date he signs this Agreement or hires any employees during the Term of this Agreement, CONSULTANT understands and agrees that all such employees shall be his employees only, and that ACELRX shall not be an employer of the employees. ACELRX shall have no responsibility for providing and shall not provide directions, instructions or supervision to any of CONSULTANT’s employees. Only CONSULTANT shall provide such directions, instructions and supervision. In addition, all decisions with respect to the employment of CONSULTANT’s employees, if any, shall be made solely and exclusively by CONSULTANT. ACELRX shall have no responsibility for or input into such decisions. CONSULTANT hereby agrees to indemnify, defend and hold ACELRX harmless from and against any costs, losses, damages, obligations, liabilities and expenses, including attorneys’ fees, arising from or in connection with any claim asserted by any of CONSULTANT’s employees against ACELRX based on the employees’ employment with CONSULTANT, such as claims for discrimination in employment, harassment, retaliation, violation of statutory law, and wrongful termination.

E. No Purchases. CONSULTANT shall not purchase materials or supplies for the accounts of ACELRX or its related entities, or otherwise hold himself out as being authorized to make purchases for which ACELRX or its related entities would be billed directly by the seller of the materials or supplies, unless such purchase is authorized in writing by ACELRX in advance.

F. Compliance with Governmental Requirements. CONSULTANT will maintain in force and/or secure all required licenses, permits, certificates and exemptions necessary for the performance of his services under this Agreement, and at all times shall comply with all applicable federal, state and local laws, regulations and orders.

G. Indemnification. CONSULTANT shall indemnify and hold ACELRX and its related entities, and the directors, officers, agents, representatives and employees of all such entities, harmless from and against any and all liabilities, losses, damages, costs, expenses, causes of action, claims, suits, legal proceedings and similar matters, including without limitation reasonable attorneys’ fees, resulting from or arising out of the failure of CONSULTANT or any of his employees to comply with and perform fully the obligations hereunder, or resulting from any act or omission on the part of CONSULTANT, provided however that the indemnification shall not apply to any good faith action on the part of CONSULTANT that is within the scope of this Agreement. If any cause of action, claim, suit or other legal proceeding is brought against CONSULTANT in connection with any Services rendered under this Agreement, CONSULTANT shall promptly notify ACELRX upon learning of any such proceeding.

ACELRX shall indemnify and hold CONSULTANT and his agents, employees, representatives and heirs, harmless from and against any and all liabilities, losses, damages, costs, expenses, causes of action, claims, suits, legal proceedings and similar matters, including without limitation reasonable attorneys’ fees, resulting from or arising out of the performance of any act specifically requested or authorized by ACELRX in connection with this Agreement. This promise does not apply to any actions arising out of or in connection with CONSULTANT’s operation of any motor vehicle. If any cause of action, claim, suit or other legal proceeding is brought against ACELRX in connection with any services provided by CONSULTANT under this Agreement, ACELRX shall promptly notify CONSULTANT upon learning of any such proceeding.

H. Notices. Any and all notices and other communications hereunder shall have been deemed to have been duly given when delivered personally or 48 hours after being emailed or mailed by overnight mail or certified or registered mail, return receipt requested, postage prepaid, in the English language, to the email or physical address set forth below the signature of each of the parties hereto or to such other address as either of the parties hereto may from time-to-time designate to the other party in writing.

I. Waiver. No purported waiver by either party hereto of any provision of this Agreement or of any breach thereof shall be deemed a waiver of such provision or breach unless such waiver is in writing signed by the party making such waiver. No such waiver shall be deemed to be a subsequent waiver of such provision or waiver of any subsequent breach of the same or any other provision hereof.

J. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

K. Arbitration. This Agreement shall in all respects be interpreted and governed by and under the laws of the State of California. Any dispute between the parties hereto, including any dispute regarding any aspect of this Agreement or any act which allegedly has or would violate any provision of this Agreement or any law (hereinafter “Arbitrable Dispute”), shall be submitted to arbitration in Redwood City, California, which CONSULTANT represents is an acceptable location to him, unless the parties agree to another location, before an experienced arbitrator licensed to practice law in California and selected in accordance with the commercial arbitration rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”), or such other service or independent arbitrator as the parties may agree upon, as the exclusive remedy for any such claim or Arbitrable Dispute. The decision of the arbitrator shall be final, conclusive and binding upon the parties. Should any party to this Agreement pursue any Arbitrable Dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys’ fees incurred as a result of such action. This section shall not restrict the right of ACELRX to go to court seeking injunctive relief for a violation of Article IV of this Agreement, pending the outcome of an arbitration proceeding.

L. Sole and Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto pertaining to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties hereto, whether written or oral, pertaining to the subject matter hereof. No change in, modification of, or addition, amendment or supplement to this Agreement shall be valid unless set forth in writing and signed and dated by each of the parties hereto subsequent to the execution of this Agreement.

DATED: April 3 , 2020	DATED: April 3 , 2020

/s/ Lawrence Hamel
LAWRENCE HAMEL	ACELRX PHARMACEUTICALS, INC.

Email:	***	By:	/s/ Vince Angotti

Address:	***	Email:	***

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Exhibit A

Projects

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